Amendment to ALPS ETF Trust Administration Agreement

This Amendment to ALPS ETF Trust Amended and Restated Administration Agreement (this “Amendment”), dated August 7, 2023 between ALPS ETF Trust, a Delaware statutory trust (the “Trust”), and ALPS Fund Services, Inc. (“ALPS”).

WHEREAS, the Trust and ALPS have entered into an ALPS ETF Trust Amended and Restated Administration Agreement dated March 6, 2017 (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Effective as of the date hereof, Appendix A of the Agreement is hereby deleted in its entirety and replaced with a new Appendix A attached hereto.

2.        Effective as of the date hereof, Appendix C of the Agreement is hereby deleted in its entirety and replaced with a new Appendix C attached hereto.

3.       Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

ALPS ETF TRUST	ALPS FUND SERVICES, INC.

By:	By:
Name:	Name:	Ken Fullerton
Title:	Title:	Authorized Representative

APPENDIX A

Fund Name	Initial Approval Date	Initial Term
Alerian Energy Infrastructure ETF	October 24, 2013	Two Years
Alerian MLP ETF	August 11, 2010	Two years
ALPS Emerging Sector Dividend Dogs ETF	December 12, 2013	Two Years
ALPS Equal Sector Weight ETF	June 23, 2009	Two Years
ALPS International Sector Dividend Dogs ETF	June 10, 2013	Two Years
ALPS Medical Breakthroughs ETF	December 29, 2014	Two Years
ALPS Sector Dividend Dogs ETF	June 11, 2012	Two Years
Barron’s 400 SM ETF	June 3, 2013	Two Years
ALPS REIT Dividend Dogs ETF (f/k/a Cohen & Steers Global Realty Majors ETF)	April 1, 2008	Two Years
RiverFront Dynamic Core Income ETF	June 2, 2016	Two Years
RiverFront Dynamic US Dividend Advantage ETF	June 2, 2016	Two Years
RiverFront Dynamic US Flex-Cap ETF	June 2, 2016	Two Years
RiverFront Strategic Income Fund	June 10, 2013	Two Years
ALPS Disruptive Technologies ETF	December 29, 2017	Two Years
ALPS Clean Energy ETF	March 5, 2018	Two Years
ALPS Active REIT ETF	December 7, 2020	Two Years
ALPS Global Travel Beneficiaries	June 7, 2021	Two Years
ALPS Intermediate Municipal Bond ETF	September 13, 2021	Two Years
ALPS | O’Shares U.S. Quality Dividend ETF	February 16, 2022	Two Years
ALPS | O’Shares U.S. Small-Cap Quality Dividend ETF	February 16, 2022	Two Years

ALPS | O’Shares Global Internet Giants ETF	February 16, 2022	Two Years
ALPS | O’Shares Europe Quality Dividend ETF	February 16, 2022	Two Years
ALPS | Smith Total Return Bond ETF	March 7, 2023	Two Years
ALPS Level Four Large Cap Growth ETF	March 7, 2023	Two Years

APPENDIX C

Fees

Fund Name	Fee
Alerian Energy Infrastructure ETF	The Adviser will be compensated by the Fund in an amount equal to 0.35% of its average daily net assets. From that 0.35% fee, ALPS will be compensated in an amount equal to 0.03% of the Fund’s average daily net assets.
Alerian MLP ETF

The Adviser will be compensated by the Fund in an amount equal to 0.85% of its average daily net assets. From that 0.85% fee, ALPS will be compensated in an amount equal to 0.04% of the Fund’s average daily net assets.

ALPS shall be compensated for out-of-pocket expenses (including securities pricing) payable monthly by the Fund.

ALPS Emerging Sector Dividend Dogs ETF

The Adviser will be compensated by the Fund in an amount equal to 0.60% of its average daily net assets. From that 0.60% fee, ALPS will be compensated in an amount equal to 0.03% of the Fund’s average daily net assets.

ALPS Equal Sector Weight ETF

From the unitary management fee paid by the Trust to the Adviser, ALPS will be compensated in an amount equal to 0.03% of the Fund’s average daily net assets.

ALPS shall be compensated for out-of-pocket expenses (including securities pricing) payable monthly by the Fund.

ALPS International Sector Dividend Dogs ETF

The Adviser will be compensated by the Fund in an amount equal to 0.50% of its average daily net assets. From that 0.50% fee, ALPS will be compensated in an amount equal to 0.03% of the Fund’s average daily net assets.

ALPS Medical Breakthroughs ETF

The Adviser will be compensated by the Fund in an amount equal to 0.50% of its average daily net assets. From that 0.50% fee, ALPS will be compensated in an amount equal to 0.03% of the Fund’s average daily net assets.

ALPS Sector Dividend Dogs ETF

The Adviser will be compensated by the Fund in an amount equal to 0.40% of its average daily net assets. From that 0.40% fee, ALPS will be compensated in an amount equal to 0.03%of the Fund’s average daily net assets.

ALPS shall be compensated for out-of-pocket expenses (including securities pricing) payable monthly by the Fund.

Barron’s 400 SM ETF

The Adviser will be compensated by the Fund in an amount equal to 0.65% of its average daily net assets. From that 0.65 % fee, ALPS will receive the greater of an annual fee of:

(1)  $65,000 per Fund for the first year of the Fund’s operations and $80,000 beginning in year two of the Fund’s operations

Or

(2)  3.5 bps of the first $1 billion of the Fund’s assets; 2 bps on any one Fund’s assets between $1 billion and 2.5 billion; and 1bps on any one Fund’s assets in excess of $2.5 billion

ALPS REIT Dividend Dogs ETF (formerly Cohen & Steers Global Realty Majors ETF)

The Adviser will be compensated by the Fund in an amount equal to 0.35% of its average daily net assets. From that 0.35% fee, ALPS will be compensated in an amount equal to 0.03% of the Fund’s average daily net assets.

ALPS shall be compensated for out-of-pocket expenses (including securities pricing) payable monthly by the Fund.

RiverFront Dynamic Core Income ETF	The Adviser will be compensated by the Fund in an amount equal to 0.51% of its average daily net assets. From that 0.51% fee, ALPS will be compensated in an amount equal to 0.03% of the Fund’s average daily net assets.
RiverFront Dynamic US Dividend Advantage ETF

The Adviser will be compensated by the Fund in an amount equal to 0.52% of its average daily net assets. From that 0.52% fee, ALPS will be compensated in an amount equal to 0.03% of the Fund’s average daily net assets.

RiverFront Dynamic US Flex-Cap ETF

The Adviser will be compensated by the Fund in an amount equal to 0.52% of its average daily net assets. From that 0.52% fee, ALPS will be compensated in an amount equal to 0.03% of the Fund’s average daily net assets.

RiverFront Strategic Income Fund

The Adviser will be compensated by the Fund in an amount equal to 0.22% of its average daily net assets. From that 0.22% fee, ALPS will be compensated in an amount equal to 0.03% of the Fund’s average daily net assets.

RiverFront Dynamic Unconstrained Income ETF

The Adviser will be compensated by the Fund in an amount equal to 0.51% of its average daily net assets. From that 0.51% fee, ALPS will be compensated in an amount equal to 0.03% of the Fund’s average daily net assets.

ALPS Clean Energy ETF	The Adviser will be compensated by the Fund in an amount equal to 0.55% of its average daily net assets. From the 0.55% fee, ALPS will be compensated by the Adviser in an amount equal to 0.03% of the Fund’s average daily net assets.
ALPS Active REIT ETF	The Adviser will be compensated by the Fund in an amount equal to 0.68% of its average daily net assets. From the 0.68% fee, ALPS will be compensated by the Adviser in an amount equal to 0.03% of the Fund’s average daily net assets.
ALPS Global Travel Beneficiaries ETF	The Adviser will be compensated by the Fund in an amount equal to 0.65% of its average daily net assets. From the 0.65% fee, ALPS will be compensated by the Adviser in an amount equal to 0.03% of the Fund’s average daily net assets.
ALPS Intermediate Municipal Bond ETF	The Adviser will be compensated by the Fund in an amount equal to 0.50% of its average daily net assets. From the 0.50% fee, ALPS will be compensated by the Adviser in an amount equal to 0.03% of the Fund’s average daily net assets.
ALPS | O’Shares U.S. Quality Dividend ETF	The Adviser will be compensated by the Fund in an amount equal to 0.48% of its average daily net assets. From the 0.48% fee, ALPS will be compensated by the Adviser in an amount equal to 0.03% of the Fund’s average daily net assets.
ALPS | O’Shares U.S. Small-Cap Quality Dividend ETF	The Adviser will be compensated by the Fund in an amount equal to 0.48% of its average daily net assets. From the 0.48% fee, ALPS will be compensated by the Adviser in an amount equal to 0.03% of the Fund’s average daily net assets.
ALPS | O’Shares Global Internet Giants ETF	The Adviser will be compensated by the Fund in an amount equal to 0.48% of its average daily net assets. From the 0.48% fee, ALPS will be compensated by the Adviser in an amount equal to 0.03% of the Fund’s average daily net assets.
ALPS | O’Shares Europe Quality Dividend ETF	The Adviser will be compensated by the Fund in an amount equal to 0.48% of its average daily net assets. From the 0.48% fee, ALPS will be compensated by the Adviser in an amount equal to 0.03% of the Fund’s average daily net assets.
ALPS | Smith Total Return Bond ETF	The Adviser will be compensated by the Fund in an amount equal to 0.55% of its average daily net assets. From the 0.48% fee, ALPS will be compensated by the Adviser in an amount equal to 0.03% of the Fund’s average daily net assets.
ALPS Level Four Large Cap Growth ETF	The Adviser will be compensated by the Fund in an amount equal to 0.50% of its average daily net assets. From the 0.48% fee, ALPS will be compensated by the Adviser in an amount equal to 0.03% of the Fund’s average daily net assets.